Exhibit 11

                        METROMEDIA INTERNATIONAL GROUP, INC.
                         Computation of Earnings Per Share
                      (in thousands, except per share amounts)


                                                                    1998             1997
                                                                 ----------       ----------
Loss per share - Basic (A):
   Continuing operations                                         $ (22,963)       $ (13,505)
   Cumulative convertible preferred stock
     dividend requirement                                           (3,752)              --
                                                                 ----------       ----------
   Continuing operations attributable to
     common stock shareholders                                     (26,715)         (13,505)
   Discontinued operations                                              --           (8,753)
                                                                 ----------       ----------
   Net loss available for common stock shareholders              $ (26,715)       $ (22,258)
                                                                 ----------       ----------
                                                                 ----------       ----------

Weighted average common stock shares
  outstanding during the period                                     68,572           66,155
                                                                 ----------       ----------
                                                                 ----------       ----------

Loss per share - Basic:
   Continuing operations                                         $   (0.39)       $   (0.21)
   Discontinued operations                                              --            (0.13)
                                                                 ----------       ----------
   Net loss                                                      $   (0.39)       $   (0.34)
                                                                 ----------       ----------
                                                                 ----------       ----------

(A) In calculating diluted earnings per share, no potential shares of common stock are to be included in the computation of diluted earnings per share when a loss from continuing operations available to common stockholders exists. For the three months ended March 31, 1998 and 1997, the Company had a loss from continuing operations.